News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 28, 2020 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2020. For the three months ending September 30, 2020:

•Net income was $14.0 million compared to $12.3 million for the same period of 2019;

•Diluted net income per common share of $1.02 compared to $0.93 for the same period of 2019; and

•Return on average assets was 1.28% compared to 1.33% for the three months ended September 30, 2019.

The Corporation further reported results for the nine months ending September 30, 2020:

•Net income was $38.1 million compared to $34.5 million for the same period of 2019;

•Diluted net income per common share of $2.78 compared to $2.74 for the same period of 2019; and

•Return on average assets was 1.20% compared to 1.42% for the nine months ended September 30, 2019.

“We are pleased with our third quarter results” said Norman L. Lowery, Chairman and Chief Executive Officer. “In light of COVID-19 and the continuing restrictions in the four states in which we operate, we had a very solid quarter. During the quarter we focused on helping our clients who participated in the Small Business Administration’s Paycheck Protection Program enacted by the Coronavirus Aid, Relief and Economic Security (CARES) Act apply for loan forgiveness.” Separately, we approved and processed loan modifications totaling $351 million across all portfolios. As of September 30, 2020 all but $122.4 million have returned to principal and interest payments.

Average Total Loans
Average total loans for the third quarter of 2020 were $2.77 billion versus $2.47 billion for the comparable period in 2019, an increase of $297.0 million or 12.00%.

Total Loans Outstanding
Total loans outstanding increased $85.0 million, or 3.19%, from $2.67 billion as of September 30, 2019 to $2.75 billion as of September 30, 2020.

Mr. Lowery added “We also devoted considerable effort to assisting customers refinance their existing mortgages or obtain new mortgages. This resulted in a very successful quarter for our mortgage banking department.”

Average Total Deposits
Average total deposits for the quarter ended September 30, 2020, were $3.59 billion versus $3.02 billion as of September 30, 2019, an increase of $576 million or 19.08%.

Total Deposits
Total deposits were $3.60 billion as of September 30, 2020, compared to $3.22 billion as of September 30, 2019, an increase of $384 million or 11.93%. On a linked quarter basis, total deposits increased $34.5 million from $3.57 billion for the quarter ending June 30, 2020.

Book Value Per Share
Book Value per share was $44.27 at September 30, 2020, compared to $40.59 at September 30, 2019.

Shareholder Equity
Shareholder equity at September 30, 2020, was $607.1 million compared to $556.6 million on September 30, 2019.

Tangible Common Equity to Tangible Asset Ratio
The Corporation’s tangible common equity to tangible asset ratio was 12.07% at September 30, 2020, compared to 12.04% at September 30, 2019.

Net Interest Income
Net interest income for the third quarter of 2020 was $36.5 million, an increase of 7.45% over the $34.0 million reported for the same period of 2019.

Net Interest Margin
The net interest margin for the quarter ended September 30, 2020, was 3.99% compared to the 4.00% reported at September 30, 2019.

Nonperforming Loans
Nonperforming loans as of September 30, 2020, were $23.7 million versus $14.4 million as of September 30, 2019. The ratio of nonperforming loans to total loans and leases was 0.86% as of September 30, 2020, versus 0.54% as of September 30, 2019.

Loan Loss Provision
The provision for loan losses for the three months ended September 30, 2020, was $4.43 million compared to the $1.50 million provision for the third quarter of 2019. The Corporation provided $1.0 million for loan and lease losses in the third quarter of 2020, increasing the year-to-date total to $3.0 million directly related to the estimate of losses resulting from the COVID-19 pandemic.

“Each of the four states in which we do business continue to restrict activities affecting both our business and that of our customers, which may in turn affect loan performance,” stated Lowery.

Net Charge-Offs
Net charge-offs were $750 thousand for the third quarter of 2020 compared to $1.95 million in the same period of 2019.

Allowance for Loan Losses
The Corporation’s allowance for loan losses as of September 30, 2020, was $27.0 million compared to $19.8 million as of September 30, 2019. The allowance for loan losses as a percent of total loans was 0.98% as of September 30, 2020, compared to 0.74% as of September 30, 2019. The Corporation's fair value adjustment due to purchase credit impaired loans was $5.6 million as of September 30, 2020.

Current Expected Credit Losses
As provided in the Coronavirus Aid, Relief, and Economic Security (CARES) Act the Corporation has elected to defer the implementation of the Current Expected Credit Loss accounting standard.

Non-Interest Income
Non-interest income for the three months ended September 30, 2020 and 2019 was $11.7 million and $9.7 million, respectively.

Non-Interest Expense
Non-interest expense for the three months ended September 30, 2020, was $27.1 million compared to $27.4 million in 2019.

Efficiency Ratio
The Corporation’s efficiency ratio was 54.97% for the quarter ending September 30, 2020, versus 61.18% for the same period in 2019.

Income Taxes
Income tax expense for the nine months ended September 30, 2020, was $8.6 million versus $8.0 million for the same period in 2019. The effective tax rate for 2020 was 18.47% compared to 18.82% for 2019.

“Despite the challenges presented by the pandemic, First Financial has continued to meet the financial needs of our customers,” Lowery stated. “I am very proud of our associates and of their unwavering commitment to serve our customers in these challenging times.”

About First Financial Corporation
First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. and The Morris Plan Company of Terre Haute, Inc. First Financial Bank N.A. is the fifth oldest national bank in the United States, operating 81 banking centers in Illinois, Indiana, Kentucky and Tennessee. The Morris Plan Company of Terre Haute, Inc. is a state industrial chartered financial institution operating one office in Terre Haute, Indiana. Additional information is available at www.first-online.bank.

Investor Contact:
Rodger A. McHargue
Chief Financial Officer
P: 812-238-6334
E: rmchargue@first-online.com

	Three Months Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
END OF PERIOD BALANCES
Assets	$4,389,996	$4,368,112	$3,988,119	$4,389,996	$3,988,119
Deposits	$3,604,353	$3,569,893	$3,220,122	$3,604,353	$3,220,122
Loans, including net deferred loan costs	$2,753,493	$2,777,083	$2,668,476	$2,753,493	$2,668,476
Allowance for Loan Losses	$26,960	$23,285	$19,799	$26,960	$19,799
Total Equity	$607,095	$590,284	$556,582	$607,095	$556,582
Tangible Common Equity (a)	$519,098	$501,863	$469,904	$519,098	$469,904

AVERAGE BALANCES
Total Assets	$4,379,798	$4,317,011	$3,680,041	$4,239,866	$3,239,295
Earning Assets	$3,776,803	$3,720,477	$3,468,396	$3,707,653	$3,043,010
Investments	$1,008,303	$989,545	$995,092	$995,457	$899,188
Loans	$2,768,003	$2,727,820	$2,471,346	$2,710,953	$2,140,890
Total Deposits	$3,592,633	$3,526,529	$3,017,085	$3,463,263	$2,636,487
Interest-Bearing Deposits	$2,887,575	$2,858,594	$2,914,816	$2,828,521	$2,315,658
Interest-Bearing Liabilities	$108,236	$121,791	$113,019	$112,290	$74,737
Total Equity	$603,067	$591,522	$491,586	$588,095	$471,136

INCOME STATEMENT DATA
Net Interest Income	$36,531	$35,895	$33,999	$108,776	$93,177
Net Interest Income Fully Tax Equivalent (b)	$37,612	$36,962	$35,054	$111,983	$96,176
Provision for Loan Losses	$4,425	$2,965	$1,500	$10,080	$3,200
Non-interest Income	$11,739	$8,776	$9,746	$29,610	$27,125
Non-interest Expense	$27,130	$26,883	$27,409	$81,567	$74,594
Net Income	$14,000	$11,924	$12,257	$38,105	$34,508

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.02	$0.87	$0.93	$2.78	$2.74
Cash Dividends Declared Per Common Share	$—	$0.52	$—	$0.52	$0.52
Book Value Per Common Share	$44.27	$43.04	$40.59	$44.27	$40.59
Tangible Book Value Per Common Share (c)	$37.56	$36.68	$30.81	$37.85	$34.27
Basic Weighted Average Common Shares Outstanding	13,715	13,715	13,141	13,723	12,574
(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Return on average assets	1.28%	1.10%	1.33%	1.20%	1.42%
Return on average common shareholder's equity	9.29%	8.06%	9.97%	8.62%	9.74%
Efficiency ratio	54.97%	58.78%	61.18%	57.61%	60.50%
Average equity to average assets	13.77%	13.70%	13.36%	13.87%	14.54%
Net interest margin (a)	3.99%	3.97%	4.00%	4.03%	4.21%
Net charge-offs to average loans and leases	0.11%	0.11%	0.32%	0.15%	0.24%
Loan and lease loss reserve to loans and leases	0.98%	0.84%	0.74%	0.98%	0.74%
Loan and lease loss reserve to nonperforming loans	113.89%	101.12%	137.45%	113.89%	137.45%
Nonperforming loans to loans and leases	0.86%	0.83%	0.54%	0.86%	0.54%
Tier 1 leverage	11.81%	11.64%	13.07%	11.81%	13.07%
Risk-based capital - Tier 1	15.70%	15.44%	15.09%	15.70%	15.09%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Accruing loans and leases past due 30-89 days	$13,490	$15,358	$10,462	$13,490	$10,462
Accruing loans and leases past due 90 days or more	$2,948	$4,438	$744	$2,948	$744
Nonaccrual loans and leases	$16,628	$14,634	$9,533	$16,628	$9,533
Total troubled debt restructuring	$4,097	$3,899	$4,127	$4,097	$4,127
Other real estate owned	$3,577	$3,577	$3,717	$3,577	$3,717
Nonperforming loans and other real estate owned	$27,138	$26,548	$18,121	$27,138	$18,121
Total nonperforming assets	$30,174	$29,493	$21,725	$30,174	$21,725
Gross charge-offs	$1,998	$1,540	$2,926	$6,442	$6,941
Recoveries	$1,248	$797	$975	$3,379	$3,104
Net charge-offs/(recoveries)	$750	$743	$1,951	$3,063	$3,837

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Cash and due from banks	$388,440	$127,426
Federal funds sold	659	7,500
Securities available-for-sale	956,239	926,717
Loans:
Commercial	1,657,083	1,584,447
Residential	626,441	682,077
Consumer	468,684	386,006
	2,752,208	2,652,530
(Less) plus:
Net deferred loan costs	1,285	3,860
Allowance for loan losses	(26,960)	(19,943)
	2,726,533	2,636,447
Restricted stock	15,012	15,394
Accrued interest receivable	18,482	18,523
Premises and equipment, net	62,968	62,576
Bank-owned life insurance	95,459	94,251
Goodwill	78,592	78,592
Other intangible assets	9,405	10,643
Other real estate owned	3,465	3,625
Other assets	34,742	41,556
TOTAL ASSETS	$4,389,996	$4,023,250

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$709,591	$547,189
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	109,830	126,738
Other interest-bearing deposits	2,784,932	2,601,430
	3,604,353	3,275,357
Short-term borrowings	95,249	80,119
Other liabilities	72,454	79,193
TOTAL LIABILITIES	3,782,901	3,465,642

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,075,154 in 2020 and 16,055,466 in 2019
Outstanding shares-13,714,524 in 2020 and 13,741,825 in 2019	2,006	2,005
Additional paid-in capital	140,308	139,694
Retained earnings	523,029	492,055
Accumulated other comprehensive income/(loss)	12,121	(7,501)
Less: Treasury shares at cost-2,360,630 in 2020 and 2,313,641 in 2019	(70,369)	(68,645)
TOTAL SHAREHOLDERS’ EQUITY	607,095	557,608
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,389,996	$4,023,250

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$34,077	$33,363	$102,335	$87,650
Securities:
Taxable	3,005	3,907	10,658	11,104
Tax-exempt	1,994	1,959	5,940	5,699
Other	463	366	1,265	1,017
TOTAL INTEREST INCOME	39,539	39,595	120,198	105,470
INTEREST EXPENSE:
Deposits	2,689	5,069	10,238	11,202
Short-term borrowings	107	305	475	786
Other borrowings	212	222	709	305
TOTAL INTEREST EXPENSE	3,008	5,596	11,422	12,293
NET INTEREST INCOME	36,531	33,999	108,776	93,177
Provision for loan losses	4,425	1,500	10,080	3,200
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	32,106	32,499	98,696	89,977
NON-INTEREST INCOME:
Trust and financial services	1,210	1,329	4,032	3,657
Service charges and fees on deposit accounts	2,516	3,227	7,616	8,586
Other service charges and fees	4,269	3,720	11,468	10,242
Securities gains (losses), net	5	6	230	18
Gain on sales of mortgage loans	2,910	865	4,813	1,781
Other	829	599	1,451	2,841
TOTAL NON-INTEREST INCOME	11,739	9,746	29,610	27,125
NON-INTEREST EXPENSE:
Salaries and employee benefits	15,474	14,031	45,769	39,332
Occupancy expense	2,003	1,804	6,094	5,432
Equipment expense	2,739	2,117	7,873	5,685
FDIC Expense	135	155	(46)	494
Other	6,779	9,302	21,877	23,651
TOTAL NON-INTEREST EXPENSE	27,130	27,409	81,567	74,594
INCOME BEFORE INCOME TAXES	16,715	14,836	46,739	42,508
Provision for income taxes	2,715	2,579	8,634	8,000
NET INCOME	14,000	12,257	38,105	34,508
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	2,223	4,124	18,451	22,689
Change in funded status of post retirement benefits, net of taxes	383	303	1,171	910
COMPREHENSIVE INCOME	$16,606	$16,684	$57,727	$58,107
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.02	$0.93	$2.78	$2.74
Weighted average number of shares outstanding (in thousands)	13,715	13,141	13,723	12,574